Exhibit 4.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ABSENT REGISTRATION OF SUCH SECURITIES UNDER SAID ACT AND SAID LAWS UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.



            Void after 5:00 p.m. New York Time on the Expiration Date

                                     WARRANT
                           TO PURCHASE COMMON STOCK OF
                                 VFINANCE, INC.

                                   [ ] Shares

Date of Issuance:  November 2, 2004

THIS CERTIFIES that [ ___________] (herein called "Holder"), or registered assigns, is entitled to purchase from vFINANCE, INC., a corporation organized and existing under the laws of Delaware (herein called the "Company"), at any time after the date hereof and until 5:00 p.m. (Eastern Time) on the Expiration Date (as defined below) [ _____ ][________] fully paid and non-assessable shares of Common Stock of the Company, (defined below) at a purchase price per share of $0.11 (the "Exercise Price").

The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to limitation and adjustment from time to time as hereinafter set forth.

Definitions
-----------

         "Capital Stock" means the Company's Common Stock, and any other stock of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

         "Common Stock" means the Company's Common Stock, par value $0.01 per share.

         "Expiration Date" means November 2, 2009 from the Date of Issuance.

         "Warrant Shares" means the shares of Common Stock deliverable upon exercise of this Warrant.

         Section 1. Exercise of Warrant. This Warrant may be exercised in whole or in part on any business day (the "Exercise Date") on or before the Expiration Date by presentation and surrender hereof to the Company at its principal office at the following address: 3010 North Military Trail, Boca Raton, Florida 33431, or at the office of its stock transfer or warrant agent, if any, (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in full in lawful money of the United States of America in the form of a check, subject to collection, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this

Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the number of Warrant Shares being purchased, notwithstanding that the stock transfer books of the Company shall then be closed or that the certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

         Section 2. Reservation of Shares. The Company shall reserve at all times for issuance and delivery upon exercise or conversion of this Warrant all Warrant Shares from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise of this Warrant in accordance with the terms hereof, including payment of the applicable Exercise Price in full, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions ("Liens") on sale (other than (i) restrictions pursuant to applicable federal and state securities laws, and (ii) any Liens created by any action or inaction of the Holder of the Warrant Shares).

         Section 3. Fractional Interest. The Company will not issue a fractional share of Common Stock or scrip upon any exercise of this Warrant. Instead, the Company will deliver its check for the current Market Value (as defined below) of the fractional share. The current Market Value of a fraction of a share of Common Stock is determined as follows: multiply the current Market Value of a full share of Common Stock by the fraction of a share and round the result to the nearest cent.

         The Market Value of a share of Common Stock shall be determined as follows:

                  (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or is an over-the-counter equity security whose bid and ask prices are reported, the current market value shall be the last reported sale price of the Common Stock on the last business day prior to the date of exercise or conversion of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day; or

                  (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., on the last business day prior to the date of exercise or conversion; or

                  (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value per share shall be an amount determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company.

         Section 4.        Exchange, Transfer, Assignment or Loss of Warrant.
                           -------------------------------------------------

         (a) The Holder of this Warrant shall be entitled, at its option, without expense and without obtaining the consent of the Company, to assign its interest in this Warrant, or any of the Warrant Shares, in whole or in part, upon presentation and surrender hereof to the Company or its stock transfer agent, if any; provided, however, that the transferee, prior to any such transfer, agrees in writing, in form and substance satisfactory to the Company, to be bound by the terms of this Warrant and provides the Company with an opinion of counsel in such form reasonably acceptable to the Company, that such transfer would not be in violation of the Act or any applicable state securities or blue sky laws.

         (b) Subject to the provisions of Section 4 (a) and Section 7, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

         Section 5. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Warrant), the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new warrant providing that the Holder shall have the right to exercise such new warrant (upon terms not less favorable to the Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger by the Holder of one share of Common Stock issuable upon exercise or conversion of this Warrant had the Warrants been exercised or converted immediately prior to such reclassification, change, consolidation, or merger. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
5. The provisions of this Subsection 5(a) shall similarly apply to successive reclassifications, changes, consolidations, or mergers.

         (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and prior to the Expiration Date shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

         (c) Certain Dividends and Distributions. If the Company at any time while this Warrant is outstanding and prior to the Expiration Date shall:

                  (i) Stock Dividends. Pay a dividend in shares of, or make other distribution of shares of, its Common Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

                  (ii) Liquidating Dividends, Etc. Make a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law, the Holder shall, upon its exercise, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, a sum equal to the amount of such assets as would have been payable to it as owner of that number of shares of Common Stock receivable by exercise or conversion of the Warrant had it been the holder of record of such Common Stock on the record date for such distribution, or if no such record is taken, as of the date of such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

         (d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to any provisions of this Section 5, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

         Section 6. Officers' Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 5, the Company shall forthwith file in the custody of its secretary or an assistant secretary at its principal office an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, the chief executive officer, president, chief financial officer, secretary or any assistant secretary of the Company. A copy of each such officers' certificate shall be promptly mailed to the Holder and the original shall be made available at all reasonable times for inspection by any other holder of a Warrant executed and delivered pursuant to
Section 4 hereof.

         Section 7. Transfer to Comply with the Securities Act of 1933. No sale, transfer, assignment, hypothecation or other disposition of this Warrant or of the Warrant Shares shall be made if such transfer, assignment or other disposition would result in a violation of the Act, or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account, and not as a nominee thereof, for investment, and not with a view toward distribution or resale, except as permitted by the Act, and shall provide such other information to the Company as the Company may reasonably request. Any Warrant and any Warrants issued upon exercise of, substitution for, or upon assignment or transfer of this Warrant, as the case may be, and all shares of Common Stock issued upon exercise hereof or conversion thereof shall bear legends (in addition to any legend required by state securities laws) in substantially the form set forth on the first page of this Warrant, unless and until such securities have been transferred pursuant to an effective registration statement under the Act or may be freely sold to the public pursuant to Rule 144 (or any successor rule thereto) or otherwise.

         Section 8. Modification and Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by the holder hereof.

         Section 9. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail or documented overnight delivery service, postage prepaid, or by telecopy, receipt acknowledged, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in Section 1 of this Warrant.

         Section 10. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

         Section 11. No Impairment. The Company will not knowingly avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by it, but will at all times in good faith assist in the carrying out of all of the provisions of this Warrant.

         Section 12. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressly set forth in this Warrant.



         IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of November 2, 2004.


                                        vFINANCE, INC.


                                        By:
                                             -----------------------------------

                                        Name:___________________________________

                                        Title:__________________________________

                                  PURCHASE FORM


                                                   Dated _______________________


         The undersigned hereby irrevocably elects to exercise the within Warrant to purchase _____________ shares of Common Stock and hereby makes payment of $____________________ in payment of the exercise price thereof.


                                       ______________________________
                                       [PRINT OR TYPE NAME OF ENTITY]

                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                 ASSIGNMENT FORM



                                                 Dated ________________________


         FOR VALUE RECEIVED, _________________________________ hereby sells,
         (please type or print in block letters)

assigns and transfers unto _____________________________________________________
         (please type or print in block letters)

--------------------------------------------------------------------------------
                                    (Address)

  (the "Assignee"), of its right to purchase up to _________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _______________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.



                                       ______________________________
                                       [PRINT OR TYPE NAME OF ENTITY]

                                        By:
                                           ------------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------